Exhibit 99.1
Nasdaq: ASFI
CONTACT:
Robert J. Michel, CFO
Asta Funding, Inc.
(201) 567-5648
Asta Funding, Inc. Announces Financial Results for First Quarter Fiscal 2011
• Net Income of $2.7 Million, or $0.18 Per Diluted Share
Strong Balance Sheet, No Impairments, Strong Liquidity Position Continues
• $84 Million Cash & Cash Equivalents
ENGLEWOOD CLIFFS, N.J., February 9, 2011 — Asta Funding, Inc. (NASDAQ: ASFI) (the “Company”), a consumer receivable asset management and liquidation company, today announced results for the first quarter of the 2011 fiscal year, the three-month period ended December 31, 2010.
For the three months ended December 31, 2010, the Company reported net income of $2,666,000, or $0.18 per diluted share, an increase over net income of $2,475,000, or $0.17 per diluted share for the comparable period of fiscal year 2010. Total revenue was $10,838,000 for the quarter ended December 31, 2010, as compared to $11,053,000 for the three month period ended December 31, 2009. Finance income from fully amortized portfolios (zero basis revenue) was $8,793,000 for the three-month period ended December 31, 2010, an increase of $685,000 from the first quarter of fiscal year 2010 of $8,108,000.
General and administrative expenses were $5,481,000 for the three month period ended December 31, 2010, including $1.0 million non cash charge for stock based compensation expense as compared to general and administrative expenses of $5,629,000 for the same period in the prior year, which included approximately $500,000 for non cash stock based compensation expense.
Net cash collections of consumer receivables acquired for liquidation for the quarter ended December 31, 2010 totaled $21,105,000, including $155,000 from collections represented by account sales. This compares to $29,430,000 of total net cash collections, including $2,597,000 from collections represented by account sales, for the same period a year ago. Net cash collections on the Great Seneca portfolio were $3,551,000 in the first quarter of fiscal year 2011 as compared to $4,910,000 in the first quarter of fiscal year 2010. The carrying value of the Great Seneca portfolio at December 31, 2010 was $87.7 million, as compared to $116.6 million at December 31, 2009. Investments in new portfolios totaled $2,883,000 during the first quarter of fiscal year 2011, as compared to $2,300,000 in the first quarter of fiscal year 2010. The portfolios acquired during the first quarter of fiscal year 2011 include semi-performing litigation-related medical accounts receivable portfolios whereby the Company is assigned the revenue stream. As a portion of the accounts are performing, the cost of the portfolio is higher than the traditional charged off non-performing assets.

The Company had no senior or subordinated debt as of December 31, 2010, as compared to $4,386,000 of subordinated debt as of September 30, 2010. In addition, the balance of the non-recourse debt to the Bank of Montreal was $79,268,000 at December 31, 2010 down from $90,483,000 at September 30, 2010.
“The progress we made last year in strengthening our balance sheet, increasing our cash position and generating strong cash flow has continued into fiscal year 2011. Although there are signs of economic recovery, the current economic environment remains challenging and we continue to be selective buyers of distressed, performing or semi performing debt portfolios,” commented Gary Stern, Chairman and CEO of the Company. “Exclusive of the non-recourse debt, we are funding our business through our cash flow from operations without the need for borrowing. Our current cash and cash equivalents balance is approximately $84 million. We anticipate funding portfolio investments through cash flow generated from operations. However, for the right opportunities that fit our strict investment criteria for acquiring debt portfolios, or pursuing other investment opportunities, we may consider seeking additional financing.”
Conference Call Details
Interested parties may participate in a conference call to discuss results by dialing USA/Canada (800) 668-4132, International (224) 357-2196 five minutes prior to 4:00PM EST on February 9, 2010. Please refer to the Asta Funding earnings teleconference ID # 42329189. A recording of the conference call will be available from 02/09/2010 5:00PM EST through 02/16/2010 11:59PM EST by dialing USA/Canada (800) 642-1687, International (706) 645-9291 conference ID # 42329189.
About Asta Funding
Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.
Important Information about Forward-Looking Statements:
All statements in this news release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objective of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended September 30, 2010 and other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.
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ASTA FUNDING, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	December 31,	September 30,
	2010	2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$81,058,000	$84,235,000
Restricted cash	1,202,000	1,304,000
Consumer receivables acquired for liquidation (at net realizable value)	139,579,000	147,031,000
Due from third party collection agencies and attorneys	2,425,000	3,528,000
Prepaid and income taxes receivable	—	196,000
Furniture and equipment, net	446,000	338,000
Deferred income taxes	18,307,000	18,762,000
Other assets	4,396,000	3,770,000

Total assets	$247,413,000	$259,164,000

LIABILITIES
Debt	$79,268,000	$90,483,000
Subordinated debt — related party	—	4,386,000
Other liabilities	1,314,000	2,105,000
Dividends payable	292,000	292,000
Income taxes payable	1,204,000	—

Total liabilities	82,078,000	97,266,000

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; authorized 5,000,000 shares; issued and outstanding — none
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding — 14,633,188 shares at December 31, 2010 and 14,600,423 at September 30, 2010	146,000	146,000
Additional paid-in capital	73,715,000	72,717,000
Retained earnings	91,400,000	89,026,000
Accumulated other comprehensive income	74,000	9,000

Total stockholders’ equity	165,335,000	161,898,000

Total liabilities and stockholders’ equity	$247,413,000	$259,164,000

ASTA FUNDING, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	December 31,	December 31,
	2010	2009
Revenues
Finance income, net	$10,759,000	$10,974,000
Other income	79,000	79,000

	10,838,000	11,053,000
Expenses
General and administrative	5,481,000	5,629,000
Interest expense (fiscal year 2011 — Related Party — $86,000; fiscal year — 2010 — Related Party — $130,000)	879,000	1,259,000

	6,360,000	6,888,000

Income before income taxes	4,478,000	4,165,000
Income tax expense	1,812,000	1,690,000

Net income	$2,666,000	$2,475,000

Net income per share — Basic	$0.18	$0.17

Net income per share — Diluted	$0.18	$0.17

Weighted average number of shares outstanding:
Basic	14,606,121	14,272,420
Diluted	14,827,767	14,615,054